EXHIBIT 5.1

                                  CD Radio Inc.
                           1180 Avenue of the Americas
                               New York, NY 10036

                                                                 October 7, 1998


CD Radio Inc.
1180 Avenue of the Americas
New York, NY 10036


Dear Sirs:

         I am familiar with the CD Radio 401(k) Savings Plan (the "Plan") under which 50,000 shares of common stock, par value $.001 per share, of CD Radio Inc., a Delaware corporation (the "Company"), have been authorized initially for issuance (the "Shares"). I have acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration under the Act of the Shares and 50,000 Preferred Stock Purchase Rights (the "Rights"), which are appurtenant to, and trade with, the Shares. In this connection, I have examined such records, documents and proceedings, as I have deemed relevant and necessary as a basis for the opinion expressed herein.

         Based upon the foregoing, I am of the opinion that Shares have been duly authorized for issuance under the Plan by all proper corporate action and, when such Shares have been issued pursuant to the provisions of the Plan as set forth in the Registration Statement, and any conditions or restrictions relating thereto shall have been satisfied, such Shares will be legally issued, fully paid and non-assessable. When the Rights are issued in accordance with the terms of the Plan and the Rights Agreement between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, the Rights will be duly and validly issued.

         I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.


                                                   Very truly yours,


                                                   /s/ Patrick L. Donnelly
                                                   -----------------------
                                                   Patrick L. Donnelly
                                                   Executive Vice President,
                                                   General Counsel and Secretary